Exhibit 99

                 Anadarko Announces Third Quarter 2004 Results

     HOUSTON--(BUSINESS WIRE)--October 29, 2004--Anadarko Petroleum Corporation (NYSE:APC)

     --   EARNINGS AND CASH FLOW STRONG

     --   DIVESTITURES OF NON-CORE ASSETS EXCEED TARGETS

     --   $1.2 BILLION OF DEBT REPURCHASES COMPLETED

     --   9 MILLION COMMON SHARES REPURCHASED

     Anadarko Petroleum Corporation (NYSE:APC) today announced third quarter 2004 net income available to common shareholders of $399 million, or $1.58 per share (diluted). Net income includes costs associated with the implementation of its refocused strategy, primarily the repurchase of debt and the sale of non-core properties, which amounted to $74 million, or $0.29 per share (diluted). For the same period in 2003, net income was $274 million, or $1.09 per share (diluted). Year-to-date 2004 net income is $1.2 billion, or $4.72 per share (diluted).
     Cash flow from operating activities totaled $992 million in the third quarter 2004, compared to $884 million for the third quarter 2003. Cash flow from operations before changes in assets and liabilities for the third quarter 2004 totaled $617 million, which includes a reduction of $347 million for current taxes related to the divestitures. This compares to $868 million for the third quarter 2003.(1) Year-to-date 2004 cash flow from operating activities totaled $2.76 billion.
     "Anadarko is rapidly executing the strategy we announced in June, divesting non-core properties and refocusing the company to deliver sustainable, profitable growth," said Jim Hackett, Anadarko President and CEO. "Using proceeds from asset sales, along with substantial cash flow from operations resulting from strong oil and natural gas prices, we are delivering on our commitment to repurchase both debt and common stock."
     Consistent with its strategy announced in June, Anadarko has agreements in place to sell approximately $2.5 billion of assets and has additional agreements pending on about $800 million of assets. Together, these divestitures represent year-end 2003 proved reserves of approximately 285 million barrels of oil equivalent (BOE) and production of about 120,000 BOE per day. Net income was not directly affected by the sales, as proceeds were recognized as an adjustment of capitalized costs under full-cost accounting rules.
     In September, the company repurchased $750 million aggregate principal amount of debt securities, which resulted in $63 million associated with premiums and other costs recorded to interest expense in the third quarter. The company's $1.2 billion cash tender offer was completed in early October with the repurchase of another $455 million of debt securities. The company anticipates costs associated with this repurchase to be about $40 million, which will be recorded in the fourth quarter. Total debt at the end of the quarter has been reduced by about $575 million since the first of the year.
     Since initiating a $2 billion stock repurchase program in June, the company has repurchased 9 million outstanding common shares at a cost of approximately $550 million to date.

     VOLUMES AND PRICES

     During the third quarter 2004, sales volumes totaled 49 million BOE, or 534,000 BOE per day, up more than 4 percent from the second quarter due to the start-up of Anadarko's Marco Polo field in the deepwater Gulf of Mexico, continued drilling success in East Texas and North Louisiana tight gas plays and the timing of sales in Algeria. However, sales volumes were down relative to the prior-year third quarter due primarily to high natural decline rates on properties that are currently being divested. Third quarter 2004 volumes also were reduced an estimated 200,000 BOE by hurricane-related shut-downs in the Gulf of Mexico. Third quarter 2003 sales volumes were 50 million BOE, or 541,000 BOE per day.
     The company's average realized oil price in the third quarter 2004 was $34.42 per barrel, up 31 percent from the 2003 third quarter price of $26.36 per barrel. Anadarko's average realized natural gas price was $4.93 per thousand cubic feet (Mcf), up 9 percent from the $4.51 per Mcf received in the same period in 2003. Realized prices include the effect of hedges, including approximately $30 million of hedge losses related to properties being sold.
     "Strong prices continue to give us the necessary cash flow to execute our capital programs, strengthen the balance sheet, and return value directly to shareholders through our regular dividend program and stock repurchases," Hackett said. "Our strategic realignment is proceeding ahead of plan, and our core assets -- our foundation and growth platforms -- are creating value for the future. For example, our foundation assets in Anadarko's North Louisiana Vernon field and our Canadian Wild River play in Alberta continue to set record production levels. We brought the Marco Polo field in the Gulf of Mexico on-line this quarter. And we've also positioned ourselves well with a new growth opportunity through our planned LNG terminal in Nova Scotia where we held a ceremonial ground breaking yesterday and expect to have the facility on-line in late 2007."

     GUIDANCE

     The attached guidance for the fourth quarter and full year reflects the impact of asset sales, with adjustments based on anticipated closing dates. The adjustments result in lowered sales volume guidance. Absent the divestitures, estimated volumes would have been toward the higher end of previous guidance.

     EARNINGS CONFERENCE CALL TODAY AT 9:30 A.M. CDT, 10:30 A.M. EDT

     Anadarko will host an earnings conference call today at 9:30 a.m. Central Daylight Time (10:30 a.m. Eastern Daylight Time) to discuss third quarter 2004 results and the company's outlook for the remainder of the year. The dial-in number is 913-981-4910, and the confirmation number is 799234. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.anadarko.com.

     ANADARKO OPERATIONS REPORT

     For more details on Anadarko's operations, please refer to the comprehensive report on third quarter activity. The report will be available today at www.anadarko.com on the Investor Relations page.

     FINANCIAL DATA

     Several pages of information on the following topics are attached.

     --   Reconciliation of GAAP to Non-GAAP Measures

     --   Summary financial information

     --   Volumes and prices

     --   Hedge position as of Oct. 22, 2004

     --   Financial and operating guidance

     Anadarko Petroleum Corporation's mission is to deliver a competitive and sustainable rate of return to shareholders by developing, acquiring and exploring for oil and gas resources vital to the world's health and welfare. As of year-end 2003, the company had 2.5 billion BOE of proved reserves, making it one of the world's largest independent exploration and production companies. Anadarko's operational focus extends from the deepwater Gulf of Mexico, up through Texas, Louisiana, the Mid-Continent, western U.S. and Canadian Rockies and onto the North Slope of Alaska. Anadarko also has significant production in Algeria, Venezuela and Qatar, and exploration or production positions in several other countries. For more information about how Anadarko is bringing excellence to the surface, please visit: www.anadarko.com.

     (1) See accompanying tables for a reconciliation of GAAP to non-GAAP financial measures and statements indicating why management believes these non-GAAP measures are useful information for investors.

     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that its goals will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While Anadarko makes these forward-looking statements in good faith, neither Anadarko nor its management can guarantee that the anticipated future results will be achieved. See Regulatory Matters and Additional Factors Affecting Business in the Management's Discussion and Analysis included in the company's 2003 Annual Report on Form 10-K.


                    Anadarko Petroleum Corporation

             Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of net income available to common stockholders (GAAP) to net income available to common stockholders before the effect of implementation costs of the company's refocused strategy, oil and gas impairments and restructuring costs, net of taxes, (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses net income excluding the effect of implementation costs of the company's refocused strategy, oil and gas impairments and restructuring costs to evaluate the company's results for comparability between periods.

                                                     Quarter Ended
                                                      September 30
                                                  --------------------
millions except per share amounts                   2004      2003
----------------------------------------------------------------------
Net Income
----------------------------------------------------------------------
Net income available to common stockholders           $399       $274
Add back:
   Implementation costs of refocused strategy,
    net of taxes                                        74          -
   Impairments related to oil and gas properties,
    net of taxes                                         -         72
   Restructuring costs, net of taxes                     -         21
----------------------------------------------------------------------
Net income available to common stockholders
 excluding implementation costs of refocused
 strategy, impairments and restructuring costs        $473       $367
----------------------------------------------------------------------
Per Common Share
----------------------------------------------------------------------
Net income available to common stockholders -
 diluted                                             $1.58      $1.09
Net income available to common stockholders
 excluding implementation costs of refocused
 strategy, impairments and restructuring
 costs - diluted                                     $1.87      $1.46
----------------------------------------------------------------------


Below is a reconciliation of cash provided by operating activities
(GAAP) to cash flow from operations before changes in assets and liabilities (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses cash flow from operations before changes in assets and liabilities to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities.

                                                     Quarter Ended
                                                      September 30
                                                  --------------------
millions                                              2004       2003
----------------------------------------------------------------------
Cash Flow
----------------------------------------------------------------------
Cash flow from operating activities                   $992       $884
Add back:
   Change in accounts receivable                        74        (93)
   Change in accounts payable and accrued
    expenses                                          (500)        88
   Change in other items - net                          51        (11)
----------------------------------------------------------------------
Cash flow from operations before changes in
 assets and liabilities                               $617       $868
----------------------------------------------------------------------

         Detail of Implementation Costs of Refocused Strategy

                                                     Quarter Ended
                                                   September 30, 2004
                                                  --------------------
millions                                          Before Tax After Tax

----------------------------------------------------------------------
Implementation costs of refocused strategy
----------------------------------------------------------------------
Revenues - Hedge losses related to properties
 being sold                                            $30        $20
Costs and Expenses - Severance, retention and
 other costs                                            21         13
Interest Expense - Debt repurchase costs                63         41
Income Tax Expenses - Current                            -        347
Income Tax Expenses - Deferred                           -       (347)
----------------------------------------------------------------------
Implementation costs of refocused strategy            $114        $74
----------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                         Quarter Ended  Year to Date
Summary Financial Information            September 30   September 30
                                         ------------- ---------------
$ and shares in millions                  2004   2003    2004    2003
----------------------------------------------------------------------
Revenues
----------------------------------------------------------------------
Gas sales                                 $823   $762  $2,438  $2,165
Oil and condensate sales                   589    458   1,643   1,337
Natural gas liquids sales                  123     85     319     255
Other sales                                 27     35      65      87
----------------------------------------------------------------------
Total                                    1,562  1,340   4,465   3,844
----------------------------------------------------------------------
Costs and Expenses
----------------------------------------------------------------------
Direct operating                           177    158     498     445
Transportation and cost of product          67     49     183     142
Administrative and general                  98    108     269     282
Depreciation, depletion and amortization   387    341   1,092     954
Other taxes                                 86     70     252     216
Impairments related to oil and gas
 properties                                  -     74       9      92
----------------------------------------------------------------------
Total                                      815    800   2,303   2,131
----------------------------------------------------------------------
Operating Income                           747    540   2,162   1,713
----------------------------------------------------------------------
Interest Expense and Other (Income)
 Expense
----------------------------------------------------------------------
Interest expense                           131     59     260     187
Other (income) expense                      16      2      72     (25)
----------------------------------------------------------------------
Total                                      147     61     332     162
----------------------------------------------------------------------
Income before Income Taxes                 600    479   1,830   1,551
----------------------------------------------------------------------
Income Tax Expense                         199    203     630     601
----------------------------------------------------------------------
Net Income Before Cumulative Effect of
 Change in Accounting Principle           $401   $276  $1,200    $950
----------------------------------------------------------------------
Preferred Stock Dividends                    2      2       4       4
----------------------------------------------------------------------
Net Income Available to Common
 Stockholders Before Cumulative Effect of
 Change in Accounting Principle           $399   $274  $1,196    $946
----------------------------------------------------------------------
Cumulative Effect of Change in Accounting
 Principle                                   -      -       -      47
----------------------------------------------------------------------
Net Income Available to Common
 Stockholders                             $399   $274  $1,196    $993
----------------------------------------------------------------------
Per Common Share
----------------------------------------------------------------------
Net income - before change in accounting
 principle - basic                       $1.59  $1.09   $4.76   $3.79
Net income - before change in accounting
 principle - diluted                     $1.58  $1.09   $4.72   $3.74
Change in accounting principle - basic      $-     $-      $-   $0.19
Change in accounting principle - diluted    $-     $-      $-   $0.18
Net income - basic                       $1.59  $1.09   $4.76   $3.98
Net income - diluted                     $1.58  $1.09   $4.72   $3.92
----------------------------------------------------------------------
Average Number of Common Shares
 Outstanding - Basic                       250    250     252     249
----------------------------------------------------------------------
Average Number of Common Shares
 Outstanding - Diluted                     253    251     254     254
----------------------------------------------------------------------


                    Anadarko Petroleum Corporation

                                   Quarter Ended       Year to Date
Summary Financial Information       September 30       September 30
                                ------------------- ------------------
$ in millions                       2004      2003     2004     2003
----------------------------------------------------------------------
Cash Flow from Operating
 Activities
----------------------------------------------------------------------
Net income before cumulative
 effect of change in accounting
 principle                           $401      $276   $1,200     $950
Depreciation, depletion and
 amortization                         387       341    1,092      954
Deferred income taxes                (177)      156       71      419
Impairments related to oil and
 gas properties                         -        74        9       92
Other noncash items                     6        21       78       21
----------------------------------------------------------------------
                                      617       868    2,450    2,436
(Increase) decrease in accounts
 receivable                           (74)       93     (232)      29
Increase (decrease) in accounts
 payable and accrued expenses         500       (88)     658      (92)
Other items - net                     (51)       11     (119)     (74)
----------------------------------------------------------------------
Net Cash Provided by Operating
 Activities                          $992      $884   $2,757   $2,299
----------------------------------------------------------------------

----------------------------------------------------------------------
Capital Expenditures
----------------------------------------------------------------------
Capital spending                     $710      $566   $2,060   $1,929
Capitalized interest                   20        30       67       94
Capitalized overhead                   41        45      127      142
----------------------------------------------------------------------
Total                                $771      $641   $2,254   $2,165
----------------------------------------------------------------------

                                           Sept. 30, June 30, Dec. 31,
                                             2004     2004     2003
----------------------------------------------------------------------
Condensed Balance Sheet
----------------------------------------------------------------------
Cash and cash equivalents                      $154     $309      $62
Other current assets                          1,516    1,407    1,262
Net properties and equipment                 18,034   18,066   17,396
Other assets                                    440      443      437
Goodwill                                      1,395    1,378    1,389
----------------------------------------------------------------------
Total Assets                                $21,539  $21,603  $20,546
----------------------------------------------------------------------
Current liabilities                          $2,794   $2,044   $1,715
Long-term debt                                4,120    4,895    5,058
Other long-term liabilities                   5,180    5,513    5,174
Stockholders' equity                          9,445    9,151    8,599
----------------------------------------------------------------------
Total Liabilities and
 Stockholders' Equity                       $21,539  $21,603  $20,546
----------------------------------------------------------------------
Capitalization
----------------------------------------------------------------------
Total debt                                   $4,484   $5,063   $5,058
Stockholders' equity                          9,445    9,151    8,599
----------------------------------------------------------------------
Total                                       $13,929  $14,214  $13,657
----------------------------------------------------------------------
Capitalization Ratios
----------------------------------------------------------------------
Total debt                                       32%      36%      37%
Stockholders' equity                             68%      64%      63%
----------------------------------------------------------------------


                   Anadarko Petroleum Corporation

                                       Quarter Ended   Year to Date
Volumes and Prices                     September 30    September 30
                                      --------------- ---------------
                                        2004    2003    2004    2003
---------------------------------------------------------------------
Natural Gas
---------------------------------------------------------------------
United States
---------------------------------------------------------------------
Volumes, billion cubic feet              132     136     378     378
Average daily volumes, million cubic
 feet per day                          1,428   1,481   1,382   1,383
Price per thousand cubic feet          $4.96   $4.48   $5.01   $4.41
---------------------------------------------------------------------
Canada
---------------------------------------------------------------------
Volumes, billion cubic feet               35      33     108     103
Average daily volumes, million cubic
 feet per day                            385     357     392     379
Price per thousand cubic feet          $4.81   $4.65   $5.03   $4.83
---------------------------------------------------------------------
Total
---------------------------------------------------------------------
Volumes, billion cubic feet              167     169     486     481
Average daily volumes, million cubic
 feet per day                          1,813   1,838   1,774   1,762
Price per thousand cubic feet          $4.93   $4.51   $5.01   $4.50
---------------------------------------------------------------------
Crude Oil and Condensate
---------------------------------------------------------------------
United States
---------------------------------------------------------------------
Volumes, million barrels                   8       8      24      26
Average daily volumes, thousand
 barrels per day                          92      97      88      96
Price per barrel                      $31.83  $26.34  $30.94  $26.45
---------------------------------------------------------------------
Canada
---------------------------------------------------------------------
Volumes, million barrels                   1       2       4       5
Average daily volumes, thousand
 barrels per day                          14      17      14      17
Price per barrel                      $38.86  $26.43  $35.63  $27.56
---------------------------------------------------------------------
Algeria
---------------------------------------------------------------------
Volumes, million barrels                   6       5      18      14
Average daily volumes, thousand
 barrels per day                          63      51      64      52
Price per barrel                      $38.37  $27.66  $34.21  $28.06
---------------------------------------------------------------------
Other International
---------------------------------------------------------------------
Volumes, million barrels                   2       2       6       5
Average daily volumes, thousand
 barrels per day                          17      24      21      19
Price per barrel                      $30.20  $23.68  $27.06  $22.94
---------------------------------------------------------------------
Total
---------------------------------------------------------------------
Volumes, million barrels                  17      17      52      50
Average daily volumes, thousand
 barrels per day                         186     189     187     184
Price per barrel                      $34.42  $26.36  $31.98  $26.64
---------------------------------------------------------------------
Natural Gas Liquids
---------------------------------------------------------------------
Total
---------------------------------------------------------------------
Volumes, million barrels                   4       4      12      12
Average daily volumes, thousand
 barrels per day                          46      46      45      44
Price per barrel                      $29.16  $20.36  $25.90  $21.10
---------------------------------------------------------------------
Total Barrels of Oil Equivalent (BOE)
---------------------------------------------------------------------
Volumes, million BOE                      49      50     145     142
Average daily volumes, thousand BOE
 per day                                 534     541     528     522
---------------------------------------------------------------------


                    Anadarko Petroleum Corporation
               Crude Oil Hedge Position for 2004 & 2005
                        As of October 22, 2004

               Fixed and Physical Contracts       2- Way Collars
                   Volume      NYMEX Price   Volume    Floor  Ceiling
Crude Oil         Bbl/day         $/Bbl      Bbl/day   $/Bbl   $/Bbl

United States
               ---------------------------- --------------------------
4th Qtr 2004          26,000        $27.22     3,260  $22.00   $26.32
               ============================ ==========================
Total Year
 2005                      -            $-     1,986  $22.00   $26.32
               ============================ ==========================
Algeria
               ---------------------------- --------------------------
4th Qtr 2004               -            $-         -      $-       $-
               ============================ ==========================

               ---------------------------- --------------------------
Total Year
 2005                      -            $-         -      $-       $-
               ============================ ==========================

Total Crude Oil,
 All Locations
               -------------------------------------------------------
4th Qtr 2004          26,000        $27.22     3,260  $22.00   $26.32
               ============================ ==========================
Total Year
 2005                      -            $-     1,986  $22.00   $26.32
               ============================ ==========================

                                    3- Way Collars
                                                  Purchased
                   Volume      Sold Floor           Floor      Ceiling
                   Bbl/day        $/Bbl             $/Bbl       $/Bbl

United States
                ------------------------------------------------------
4th Qtr 2004          18,000        $22.50          $27.50     $32.14
                ======================================================
Total Year 2005       43,000        $27.28          $32.28     $46.89
                ======================================================
Algeria
                ------------------------------------------------------
4th Qtr 2004          20,000        $18.00          $22.00     $28.07
                ======================================================
Total Year 2005            -            $-              $-         $-
                ======================================================

Total Crude Oil,
 All Locations
                ------------------------------------------------------
4th Qtr 2004          38,000        $20.13          $24.61     $30.00
                ======================================================
Total Year 2005       43,000        $27.28          $32.28     $46.89
                ======================================================


                    Anadarko Petroleum Corporation
              Natural Gas Hedge Position for 2004 & 2005
                        As of October 22, 2004

                      Fixed and Physical
                           Contracts              2- Way Collars
                       Volume   NYMEX Price  Volume   Floor   Ceiling
Natural Gas           MMMBtu/d    $/MMBtu   MMMBtu/d $/MMBtu  $/MMBtu

United States
                    ----------------------- -------------------------
4th Qtr 2004              200.0      $3.88      44.3   $4.29   $6.43
                    ======================= =========================
Total Year 2005               -         $-      26.3   $3.76   $5.65
                    ======================= =========================
Canada
                    ----------------------- -------------------------
4th Qtr 2004               45.2      $3.63         -      $-      $-
                    ======================= =========================
Total Year 2005            32.6      $3.46         -      $-      $-
                    ======================= =========================

Total Natural Gas,
 All Locations
                    ----------------------- -------------------------
4th Qtr 2004              245.2      $3.83      44.3   $4.29   $6.43
                    ======================= =========================
Total Year 2005            32.6      $3.46      26.3   $3.76   $5.65
                    ======================= =========================

                                 3- Way Collars
                                             Purchased
                      Volume     Sold Floor   Floor   Ceiling
                      MMMBtu/d    $/MMBtu    $/MMBtu  $/MMBtu
United States
                    -----------------------------------------
4th Qtr 2004              268.8      $2.67     $3.65   $5.30
                    =========================================
Total Year 2005           268.8      $4.01     $5.00   $9.37
                    =========================================
Canada
                    -----------------------------------------
4th Qtr 2004                  -         $-        $-      $-
                    =========================================
Total Year 2005               -         $-        $-      $-
                    =========================================

Total Natural Gas,
 All Locations
                    -----------------------------------------
4th Qtr 2004              268.8      $2.67     $3.65   $5.30
                    =========================================
Total Year 2005           268.8      $4.01     $5.00   $9.37
                    =========================================


                    Anadarko Petroleum Corporation
                        As of October 29, 2004

                                      4th Qtr           Total Year
Financial and Operating Guidance      Forecast           Forecast
                                 ------------------ ------------------
                                        Units              Units
                                 ------------------ ------------------

Total Sales (MM BOE)                  45  -     47      189  -    192

Crude Oil (MBbl/d):                  169  -    185      183  -    187
 United States                        88  -     90       87  -     88
 Canada                               10  -     12       13  -     14
 Algeria                              50  -     60       61  -     63
 Other International                  21  -     25       21  -     23

Natural Gas (MMcf/d):              1,655  -  1,685    1,745  -  1,754
 United States                     1,255  -  1,295    1,350  -  1,360
 Canada                              390  -    410      392  -    397

Natural Gas Liquids (MBbl/d):         36  -     41       43  -     44
 United States                        34  -     38       40  -     42
 Canada                                2  -      3        2  -      3

----------------------------------------------------------------------

                                      $/ Unit            $/ Unit
                                 ------------------ ------------------
Price Differentials vs NYMEX
 (w/o hedges)

Crude Oil ($/Bbl):                 (4.00) -  (4.75)   (3.40) -  (3.55)
 United States                     (3.00) -  (3.25)   (2.35) -  (2.40)
 Canada                            (4.50) -  (5.00)   (3.60) -  (3.60)
 Algeria                           (3.50) -  (3.75)   (2.25) -  (2.30)
 Other International              (12.00) - (12.50)  (11.50) - (11.65)

Natural Gas ($/Mcf):               (0.65) -  (0.75)   (0.48) -  (0.52)
 United States                     (0.55) -  (0.65)   (0.40) -  (0.45)
 Canada                            (0.90) -  (1.00)   (0.70) -  (0.75)

----------------------------------------------------------------------

                                        $MM                $MM
                                 ------------------ ------------------
Other Revenues:
 Marketing                            12  -     15       50  -     53
 Minerals and Other                   10  -     12       38  -     40

----------------------------------------------------------------------

Costs and Expenses:
                                       $ / Boe            $ / Boe
                                 ------------------ ------------------

 Direct Operating Costs             3.25  -   3.45     3.40  -   3.45
 Transportation and Cost of
  Product                           1.20  -   1.35     1.25  -   1.30
 Depreciation, Depletion and
  Amortization                      7.50  -   7.75     7.50  -   7.60
 Production Taxes (% of Revenue)     5.5% -    6.0%     5.7% -    5.8%

                                        $MM                $MM
                                 ------------------ ------------------

 Administrative and General           85  -     95      355  -    365
 Impairments of Oil and Gas
  Assets                               -  -     20       10  -     30

 Interest Expense                     80  -     90      340  -    350
 Other (Income) Expense               (5) -     15       67  -     87

Federal Tax Rate                      36% -     40%      35% -     37%
 Deferred Taxes (% of Total
  Taxes)                              -5% -      0%       5% -     10%

----------------------------------------------------------------------

Avg. Shares Outstanding (MM)
 Basic                               243  -    245      249  -    251
 Diluted                             245  -    247      251  -    253

                                        $MM                $MM
                                 ------------------ ------------------

Capital Investment                   725  -    775    2,980  -  3,030
 E&P (Cost Incurred)                 663  -    705    2,725  -  2,767
 Capitalized Direct Expenses          46  -     50      172  -    176
 Capitalized Interest                 16  -     20       83  -     87



     CONTACT: Anadarko Petroleum Corporation, Houston
              Media Contacts:
              Teresa Wong, 832-636-1203
              teresa_wong@anadarko.com
              or
              Lee Warren, 832-636-3321
              lee_warren@anadarko.com
              or
              Margaret Cooper, 832-636-8355
              margaret_cooper@anadarko.com
              or
              Investor Contacts:
              David Larson, 832-636-3265
              david_larson@anadarko.com
              or
              Stewart Lawrence, 832-636-3326
              stewart_lawrence@anadarko.com